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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 20, 2004, relating to the financial statements and financial highlights which appear in the October 31, 2004 Annual Reports to Shareholders of The Victory Portfolios, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Other Service Providers", "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio
February 25, 2005